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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sealed Air Corporation of our report dated February 23, 1998 contained in the Annual Report to Shareholders which is incorporated in the Annual Report on Form 10-K of Sealed Air Corporation for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 23, 1998 on the Financial Statement Schedule contained in the Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
August 3, 2000